SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:                    |_|  Confidential, for Use of the
|_|  Preliminary Proxy Statement                   Commission Only (as permitted
|X|  Definitive Proxy Statement                    by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to |_| Rule 240.14a-11(c) or |_| Rule
     240.14a-12

                            Minnesota Brewing Company
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item 22(a)(2) of
     Schedule 14A

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            MINNESOTA BREWING COMPANY
                             882 WEST SEVENTH STREET
                              SAINT PAUL, MN 55102
                                 (612) 228-9173

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998


To the Shareholders of Minnesota Brewing Company:

            Notice is hereby given that the Annual Meeting of Shareholders of Minnesota Brewing Company will be held on Tuesday, May 20, 1998, at 3:00 p.m. local time, at the Company's offices at 882 West Seventh Street, Saint Paul, Minnesota, for the following purposes:

            1. To elect six (6) directors to serve until the next annual meeting of shareholders or until their successors are elected;

            2. To ratify and approve amendments to the Company's 1993 Stock Option Plan (the "Plan"); and

            3. To act upon any other matters that may properly be presented at the meeting.

            Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997.

            The Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors


                                           John J. Lee
                                           PRESIDENT

Saint Paul, Minnesota
April 23, 1998

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                            MINNESOTA BREWING COMPANY

                                 PROXY STATEMENT

            This Proxy Statement is furnished to the shareholders of Minnesota Brewing Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 20, 1998, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

            Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; if not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 882 West Seventh Street, Saint Paul, MN 55102, and its telephone number is (612) 228-9173. The mailing of this proxy statement to shareholders of the Company commenced on or about April 29, 1998.

            The total number of shares of capital stock of the Company outstanding and entitled to vote at the meeting as of April 3, 1998 consists of 3,389,211 shares of $.01 par value common stock (the "Common Stock"). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on April 3, 1998 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

            Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

      The following table includes information as of April 3, 1998 concerning the beneficial ownership of the holdings of Common Stock of the Company by (i) all persons who are known by the Company to hold five percent (5%) or more of the Company's Common Stock; (ii) each of the directors or nominees for director of the Company; and (iii) all directors and officers of the Company as a group.


Name and Address                    Shares Beneficially Owned(1)    Percent of Class
----------------                    -------------------------       ----------------
Minnesota Brewing Management                 1,541,084                     45.5
Company; Minnesota Brewing
Limited Partnership(2)
882 West Seventh Street
Saint Paul, MN 55102

Bruce E. Hendry(2)                           1,541,084                     45.5
882 West Seventh Street
Saint Paul, MN 55102

Perkins Capital Management, Inc.(3)            432,850                     12.8
730 East Lake Street
Wayzata, MN 55391

John J. Lee(4)                                 213,946                      6.2
882 West Seventh Street
Saint Paul, MN 55102

James A. Potter                                  5,000                       *

Greg C. Heinemann                                5,000                       *

John R. Rollwagen                                5,000                       *

Richard A. Perrine                               5,000                       *

All Officers and Directors                   1,796,696                     51.6
as a Group (7 persons)


----------------
*     Indicates ownership of less than one percent.

(1) Includes shares of Common Stock issuable upon the exercise of stock options granted to the following persons and exercisable within 60 days:
      Mr. Lee - 66,667 shares; Mr. Potter - 5,000 shares; Mr. Heinemann - 5,000 shares; Mr. Rollwagon - 5,000 shares; Mr. Perrine - 5,000 shares; all officers and directors as a group - 95,000 shares. The options to non-employee directors are subject to shareholder approval of amendments to the Company's 1993 Stock Option Plan.

(2) Minnesota Brewing Limited Partnership (the "Partnership") is a Minnesota limited partnership that was established in September 1991 and currently owns the real property and equipment that the Company leases to produce its products. Minnesota Brewing Management Company is the General Partner of the Partnership and owns 4.8% of the Partnership interest in the Company as General Partner. Minnesota Brewing Management Company has the right to vote all shares held by the Partnership. Bruce E. Hendry is the sole shareholder of Minnesota Brewing Management Company and is a limited partner in the Partnership.

(3) Based on a Schedule 13G dated February 11, 1998. Perkins Capital Management, Inc. is an investment advisor registered with the Securities and Exchange Commission. Of the shares listed above, Perkins Capital Management, Inc. has the sole voting power with respect to 357,500 shares and the sole dispositive power with respect to 432,850 shares. These totals include 132,850 shares owned by clients of Perkins Capital Management, Inc. and 300,000 shares owned by The Perkins Opportunity Fund, a registered investment company for which Perkins Capital Management, Inc. serves as investment advisor.

(4) Mr. Lee serves as the trustee for the Company's Employee Stock Ownership Plan ("ESOP"). The share totals for Mr. Lee include all of the 146,779 shares held by the ESOP. Mr. Lee disclaims any beneficial ownership in the shares held by ESOP.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

            The nominees named below have been nominated by the Board of Directors of the Company. Each nominee is presently a director of the Company. Each of the nominees named below upon election will serve until the next annual meeting or until his successor has been elected and qualified. If, for any reason, any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. Unless otherwise indicated, each nominee has held his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years.

--------------------------------------------------------------------------------

            Bruce E. Hendry            Chairman of the Board of Directors
            Director since 1991        of the Company
            Age -- 55

            Mr. Hendry has been the Chairman of the Board of the Company since its formation in 1991. Mr. Hendry has been employed as a registered representative with the investment banking firm of Dougherty Summit Securities, LLC (formerly Summit Investment Corporation) since October 1994. Prior to that date he was employed as a registered representative with Craig-Hallum. He has been involved in the restructuring of a number of financially distressed companies that have gone through reorganization, including Kaiser Steel Corporation, First Republic Bank Corporation, Erie Lackawanna, ET Railcar and Wickes Cos., Inc. Mr. Hendry is also the sole shareholder of Minnesota Brewing Management Company, the General Partner of the Partnership. See "Certain Transactions."

--------------------------------------------------------------------------------

            John J. Lee                President and Chief Executive
            Director since 1997        Officer of the Company
            Age -- 39

            Mr. Lee has been the President and Chief Executive Officer and a director of the Company since May 1997. From 1989 to 1995, he was the Chief Executive Officer of Rex Distributing, a beer distributor.

--------------------------------------------------------------------------------

            James A. Potter            Investment Executive of
            Director since 1997        Dougherty Summit Securities, LLC
            Age -- 41

            Mr. Potter has been a director of the Company since May 1997. Mr. Potter has been employed as an Investment Executive of Dougherty Summit Securities, LLC, an investment banking company since 1994. From 1983 to 1994, Mr. Potter was an Investment Executive with Craig Hallum.

--------------------------------------------------------------------------------

            Greg C. Heinemann          President, Kuester Partners
            Director since 1997
            Age -- 42

            Mr. Heinemann has been a director of the Company since May 1997. Mr. Heinemann has been employed by Kuester Partners since January 1996, and has served as President since October 1997. Prior to joining Kuester Partners, Mr. Heineman had served as Vice President of marketing for Carlson Marketing Group since 1990.

--------------------------------------------------------------------------------

            John R. Rollwagen          Private Investor and Business Advisor
            Director since 1997
            Age -- 57

            Mr. Rollwagen is an investor and business advisor specializing in information technology and serves as a venture partner at St. Paul Venture Capital. Mr. Rollwagen has been a director of the Company since May 1997. Mr. Rollwagen also serves as Chairman and a director of Computer Network Technology and serves as a director of Minnesota Public Radio.

--------------------------------------------------------------------------------

            Richard A. Perrine         Senior Vice President
            Director since 1996        The Hays Group, Inc.
            Age -- 43

            Mr. Perrine has served as a director since November 1996. Mr. Perrine is a certified public accountant and since May 1996 has been employed by The Hays Group, Inc., a insurance brokerage firm. From 1991 to 1996, Mr. Perrine was a Tax Partner with the accounting firm of McGladrey & Pullen, LLP.

--------------------------------------------------------------------------------

VOTE REQUIRED

            The affirmative vote of a majority of the voting shares represented at the meeting of the Company's Common Stock is required for election of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

                             ----------------------

            The Board of Directors met five times during 1997. During 1997, each of the Company's incumbent directors attended at least 75% of all Board and committee meetings on which he served. In 1997, the Board of Directors had two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is currently composed of Messrs. Perrine, Potter and Rollwagen and met one time during 1997. Messrs. Perrine, Potter and Rollwagen serve on the Compensation Committee, which determines the persons to whom options are granted under the Company's 1993 Stock Option Plan and the amounts of such option grants. The Compensation Committee did not meet during 1997.

            The Company's Directors are not paid any fees for services as members of the Board or attendance at Board meetings but prior to 1998 received minor amounts of complimentary products and wearables. The Company is proposing an amendment to the Minnesota Brewing Company 1993 Stock Option Plan to grant options to non-employee directors. See Proposal 2 in this Proxy Statement.

            In February 1998, the Company set up a Nominating Committee consisting of Mr. Hendry and Mr. Lee to consider and recommend nominees to the Board. The Committee will consider nominees recommended by shareholders provided the shareholder submits the nominee's name in writing addressed to the Secretary of the Company listing the nominee's qualifications together with a statement signed by the nominee indicating a willingness to serve.

                             EXECUTIVE COMPENSATION

            The following table shows, for the fiscal years ending December 31, 1997, 1996 and 1995 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to John J. Lee, the Company's current President and Chief Executive Officer as well as to Richard A. McMahon, who served as the Company President and Chief Executive Officer prior to Mr. Lee. Mr. Lee did not serve in any capacity with the Company prior to 1997. No other executive officer of the Company received total cash compensation exceeding $100,000 during 1997.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION AWARDS LONG TERM COMPENSATION
                               -------------------------------------------------
                                                                   STOCK OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR              SALARY              (NUMBER)          COMPENSATION(2)
---------------------------    ----              ------              --------          ------------
John J. Lee                    1997              $70,656              100,000               ____
President and Chief
Executive Officer

Richard A. McMahon(1)          1997               48,347                -0-                 615
Former President and           1996              102,647               4,000               1,248
Chief Executive Officer        1995              102,547                -0-                1,550


-------------------
(1) Mr. McMahon served as President and Chief Executive Officer until May 1997, when he was replaced by Mr. Lee.

(2) Consists of contributions to the Minnesota Brewing Company Employee Stock Ownership Plan of $615 in 1997, $1,248 in 1996 and $1,550 in 1995 for the account of Mr. McMahon.


                        OPTION GRANTS IN LAST FISCAL YEAR

            The following table summarizes option grants in 1997 under the Company's 1993 Stock Option Plan to Mr. Lee. No options were granted to Mr. McMahon in 1997.

                                INDIVIDUAL GRANTS
                                -----------------

                    NUMBER OF     PERCENT OF TOTAL
                   SECURITIES          OPTIONS         EXERCISE
                   UNDERLYING        GRANTED TO         PRICE
                     OPTIONS        EMPLOYEES IN         PER       EXPIRATION
    NAME             GRANTED         FISCAL YEAR        SHARE         DATE
    ----             -------         -----------        -----         ----

John J. Lee          100,000             80%            $4.50       05/20/02

                             YEAR-END OPTIONS VALUES

            No options were exercised by Mr. Lee during 1997. The following table sets forth, with respect to Mr. Lee, certain information with respect to unexercised stock options held as of the end of the fiscal year ended December 31, 1997. Mr. McMahon had no options at December 31, 1997.

                        NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                             OPTIONS AT               IN-THE-MONEY OPTIONS AT
                          DECEMBER 31, 1997            DECEMBER 31, 1997(1)
                       -----------------------        -----------------------

NAME                 EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                 -----------   -------------     -----------   -------------

John J. Lee             33,333        66,667             -0-            -0-

-----------------
(1) The value of unexercised options is calculated by determining the fair market value of the shares underlying the options at December 31, 1997 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

            The Company has no written employment agreements with its executive officers.

                                   PROPOSAL 2

              APPROVAL OF AMENDMENTS TO THE COMPANY 1993 STOCK PLAN

            The Company's Board of Directors has adopted the Minnesota Brewing Company 1993 Stock Option Plan (the "1993 Plan"). The purpose of the 1993 Plan is to attract and retain executives and other key employees, directors and consultants, as well as to reward such persons who contribute to the achievement of the Company's success, by giving them a proprietary interest in the Company.

            The Company is submitting, for shareholder approval, amendments to the 1993 Plan (i) to increase the number of shares of Common Stock reserved for issuance under the 1993 Plan from 250,000 shares to 450,000 shares, (ii) to limit to 100,000 shares the number of options that can be granted to any one person in one fiscal year, and (iii) to ratify the granting of options to purchase 15,000 shares to four of the Company's five non-employee directors in February 1998.

            The 1993 Plan authorizes the issuance of up to 250,000 shares of Common Stock. At April 1, 1998, the Company had outstanding options to purchase an additional 102,000 shares. In addition, the Company has authorized the grant of 72,600 additional shares under the 1993 Plan, subject to shareholder approval. In order to reserve sufficient shares for future options, the Board of Directors proposes that the number of shares reserved under the 1993 Plan be increased from 250,000 to 450,000 shares. The Board believes that granting fairly priced stock options to employees is an effective means to promote the future growth and development of the Company. Such options increase employees' proprietary interest in the Company's success and enable the Company to attract and retain qualified personnel.

            The Company has also added a provision to the 1993 Plan that provides that the Company may not, in any one fiscal year, grant options to purchase more than 100,000 shares to any one person under the 1993 Plan. The new provision is designed to ensure that the 1993 Plan complies with Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain executive compensation over $1.0 million per year unless certain conditions are met.

            The 1993 Plan was also amended to grant non-qualified stock options to purchase 15,000 shares to each of the Company's four non-employee directors other than Mr. Hendry who has declined the right to receive options. The options vest over a three-year period on the date of the Company's Annual Meeting of Shareholders. The options were granted at a price of $2.125 per share which was equal to fair market value on the date of grant.

            Pursuant to the authority granted to the Board of Directors under the 1993 Plan, the Board of Directors has also amended the 1993 Plan to comply with the new Rule 16b-3, established by the Securities and Exchange Commission, and Section 162(m) of the Internal Revenue Code. These other amendments include the clarification that the 1993 Plan may be administered by the entire Board of Directors or by a committee (the "Committee") of at least two directors who all meet the definition of a "non-employee director" under Rule 16b-3 and the definition of an "outside director" under Section 162(m).

SUMMARY OF 1993 PLAN

            A general description of the basic features of the 1993 Plan, assuming the amendment described above is outlined below. This summary is qualified in its entirety by the terms of the 1993 Plan, a copy of which, in its amended form, may be obtained from the Secretary of the Company.

            GENERAL. The 1993 Plan provides for the granting to participating eligible employees of the Company of (i) options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and (ii) options to purchase Common Stock that do not qualify as incentive stock options ("Non-Qualified Options"). The 1993 Plan is administered by the Board, or in its discretion, by a committee of not less than two non-employee directors who are both "outside directors" as defined in the 1993 Plan (the "Committee"), which selects the participants to be granted options under the 1993 Plan, determines the amount of grants to participants and prescribes discretionary terms and conditions of each grant not otherwise fixed under the 1993 Plan. As of April 1, 1998, there were approximately 136 employees of the Company who may be deemed to be eligible employees under the 1993 Plan, of whom 11 were participants. The 1993 Plan will terminate in 2003, and may be terminated before that date by action of the Board. No options will be granted after the termination of the 1993 Plan. The maximum number of shares of Company Common Stock that may be issued under the 1993 Plan is currently 250,000 and is proposed to be increased to 450,000.

            STOCK OPTIONS. Incentive Stock Options must be granted with an exercise price equal to at least the fair market value of the Common Stock on the date of grant (or, in the case of participants owning more than 10% of the total combined voting power of all classes of stock of the Company, at least equal to 110% of the fair market value on the date of grant). Non-Qualified Options may be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant.

            For Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a participant under the 1993 Plan during any calendar year may not exceed $100,000. Incentive Stock Options have a maximum term fixed by the Board Committee, not to exceed 10 years from the date of grant (five years in the case of an Incentive Stock Option granted to participants owning more than 10% of the total combined voting power of all classes of stock of the Company). Non-Qualified Options have a maximum term fixed by the Board, not to exceed 10 years from the date of grant. Stock options become exercisable during their terms in the manner determined by the Board. Stock options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of a participant, they may be exercised only by the participant.

            FEDERAL INCOME TAX CONSEQUENCES. The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

            INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Incentive Stock Option under the 1993 Plan. The exercise by a participant of an Incentive Stock Option also will not result in any federal income tax consequences to the Company or the participant, except that
(i) an amount equal to the excess
of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as "excess parachute payments" within the meaning of the Code.

            If a participant disposes of the shares acquired upon exercise of an Incentive Stock Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the participant exercised the Incentive Stock Option and the shares were transferred to the participant (the "Applicable Holding Periods"), then the participant will recognize a long-term capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. As part of the Taxpayer Relief Act of 1997, Congress modified the maximum federal income tax rate for most long-term capital gains recognized after May 6, 1997. Under the new law, capital gains resulting from property held for more than 18 months will be taxed at a reduced maximum rate of 20%. Capital gains resulting from property held for less than 18 months but more than one year will continue to be taxed at a maximum rate of 28%, and capital gains resulting from property held for less than one year will continue to be taxed at ordinary income rates.

            NON-QUALIFIED OPTIONS. An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

REGISTRATION WITH SEC

            The Company has filed a Registration Statement covering the existing 250,000 shares offered under the 1993 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Two is adopted, the Company intends to file a similar Registration Statement covering the 200,000 additional shares available for issuance under the 1993 Plan.

VOTE REQUIRED

            Shareholder approval of the amendments to the 1993 Plan requires the affirmative vote by the holders of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1993 PLAN AS SET FORTH IN PROPOSAL TWO.

                              CERTAIN TRANSACTIONS

            On August 29, 1991 Bruce E. Hendry, the Company's current Chairman and Chief Executive Officer, entered into an Asset Purchase Agreement with G. Heileman Brewing Company ("Heileman") to purchase the real property commonly known as the Jacob Schmidt Brewery in Saint Paul, Minnesota, certain equipment and other tangible assets in connection therewith, the trademark "Grain Belt," and certain assets relating to the marketing and distribution of beer. Heileman was operating as debtor-in-possession under the United States Bankruptcy Code in the Southern District of New York.

            Minnesota Brewing Limited Partnership (the "Partnership") was formed by Mr. Hendry and other private investors in September 1991. Mr. Hendry assigned the Asset Purchase Agreement to the Partnership, and the Partnership acquired the brewery and equipment from Heileman for approximately $2.75 million. The Company, however, acquired the Grain Belt trademark directly from Heileman. The General Partner of the Partnership is Minnesota Brewing Management Company. Mr. Hendry is the President and sole shareholder of Minnesota Brewing Management Company. Mr. Lee, Mr. Perrine, Mr. Potter and Mr. Rollwagen each of whom is a director of the Company are limited partners in the Partnership.

            On September 11, 1991 the Company was incorporated under Minnesota law. In October 1991, the Partnership contributed $2,600,000 to the Company and received 1,541,084 shares of Common Stock. Concurrent with the closing of the Company's initial public offering in 1993, the Partnership assumed approximately $825,140 in obligations of the Company owed to the Housing and Redevelopment Authority of the City of Saint Paul as well as to the City of Saint Paul.

            The Company currently leases the real property and related assets from the Partnership. The Company has entered into a real estate lease with the Partnership for the real property associated with the brewery at a rate of $25,000 per month and has entered into an equipment lease with the Partnership at the rate of $1.00 per barrel of production. These leases expire in 2003 and give the Company the right to purchase the facility and equipment at any time over the term of the lease beginning December 1, 1995 for eight times trailing 12-month lease payments. The lease agreement also allows the Partnership to acquire additional equipment or replacement equipment needed by the Company and lease it to the Company over the taxable depreciable life of the equipment with an interest rate of two points over the applicable treasury rate. The total lease payments made or accrued by the Company under the leases from the Partnership was $618,000, $712,000 and $902,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

            In March and April 1998, the Company entered into two additional agreements with the Partnership under which the Partnership loaned the Company an additional $475,000 and agreed to provide the Company with a $2.5 million line of credit. See the section entitled "Management's Discussion and Analysis of Financial Calculations and Results of Operations - Liquidity and Capital Resources" in the Company's 1997 Annual Report," a copy of which is enclosed with this Proxy Statement.

            During 1997, the Company purchased $182,000 of insurance through The Hays Group, Inc., an insurance broker of which Mr. Perrine is Vice President.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports.

                              SHAREHOLDER PROPOSALS

            If a shareholder desires to present a proposal to be voted on at the next meeting of shareholders of Minnesota Brewing Company, such proposal, in order to be included in the proxy statement, must be received at the Company's offices at 882 West Seventh Street, Saint Paul, Minnesota 55102, by December 27, 1998.

                                  ANNUAL REPORT

            An Annual Report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended December 31, 1997 accompanies this Notice of Annual Meeting and proxy solicitation material.

            The accounting firm of McGladrey & Pullen, LLP has served as independent public accountants for the Company since the Company's inception in September 1991. The Company has selected McGladrey & Pullen, LLP to serve as independent public accountants for the Company for the fiscal year ended December 31, 1998. The Company expects that a representative from McGladrey & Pullen, LLP will attend the Annual Meeting and be available to respond to appropriate shareholder questions.

                                    FORM 10-K

            A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders of the Company. A copy of the Form 10-K may be obtained from the Company at 882 West Seventh Street, Saint Paul, Minnesota 55102.

                                 OTHER BUSINESS

            The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

            ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTORS.

                                       By Order of the Board of Directors

                                       John J. Lee
                                       PRESIDENT

PROXY                       MINNESOTA BREWING COMPANY
                      PROXY SOLICITED BY BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1998

     The undersigned hereby appoints Bruce R. Hendry and John J. Lee, or either of them, proxies with full power of substitution to vote all shares of stock of Minnesota Brewing Company of record in the name of the undersigned at the close of business on April 3, 1998, at the Annual Meeting of Shareholders to be held in Saint Paul, Minnesota on May 20, 1998, or at any adjournment or adjournments thereof, hereby revoking all former proxies:

1.   ELECTION OF DIRECTORS:

           [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
               (except as indicated to the           to vote for nominees listed
               contrary)                             below

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

                BRUCE R. HENDRY  JOHN J. LEE  JOHN R. ROLLWAGEN

            JAMES A. POTTER  GREG C. HEINEMANN  RICHARD A. PERRINE

2. PROPOSAL TO RATIFY AND APPROVE AMENDMENTS TO THE COMPANY'S 1993 STOCK OPTION PLAN.

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                            (CONTINUED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

3.   IN THEIR DISCRETION, UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

                                        Dated: ___________________________, 1998



                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                                Signature if held jointly


                                        Please sign name(s) exactly as shown at
                                        left. When signing as executor,
                                        administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.